Exhibit 99.4

UNAUDITED PRO FORMA EFFECTS ON NON-GAAP FINANCIAL MEASURES

To provide investors with additional insight and allow for a more comprehensive understanding of the information used by management in its financial and decision-making surrounding operations, we supplement our consolidated financial statements presented on a basis consistent with U.S. generally accepted accounting principles (“GAAP”) with EBITDA and Adjusted EBITDA, both non-GAAP financial measures of earnings.

EBITDA represents net income (loss) before net interest expense, income tax expense (benefit), depreciation and amortization. Adjusted EBITDA represents net earnings (loss) before net interest expense, income tax expense (benefit), depreciation, amortization, share-based compensation expense, transaction related expenses and other expenses that do not relate to our core operations such as severance and impairment charges. These measures assist management and the board and may be useful to investors in comparing our operating performance consistently over time as they remove the impact of our capital structure (primarily interest charges), asset base (primarily depreciation and amortization), items outside the control of the management team (taxes) and expenses that do not relate to our core operations including: transaction-related expenses (such as professional and advisory services), corporate restructuring expenses (such as severance) and other operating costs that are expected to be non-recurring. Adjusted EBITDA removes the impact of share-based compensation expense, which is another non-cash item. Investors should consider our non-GAAP financial measures in addition to, and not as a substitute for, financial measures prepared in accordance with GAAP.

The following table contains reconciliations of unaudited pro forma net income (loss) to EBITDA and adjusted EBITDA for the periods presented.

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Reconciliation of pro forma net (loss) income for the six months ended

July 31, 2021 to pro forma EBITDA and pro forma Adjusted EBITDA

In thousands, except per share data	Streamline Historical	Avelead Historical	Acquisition Pro Forma Adjustments	Post-Acquisition Pro-Forma Adjustments	Streamline Combined Pro-Forma
Adjusted EBITDA Reconciliation
(Loss) income from continuing operations	$(2,534)	$852	$(1,015)	$(299)	$(2,996)
Interest expense	22	3	—	299	324
Income tax expense	5	—	—	—	5
Depreciation	37	7	—	—	44
Amortization of capitalized software development costs	984	150	204	—	1,338
Amortization of intangible assets	231	—	547	—	778
Amortization of other costs	242	2	—	—	244
EBITDA	$(1,013)	$1,014	$(264)	$—	$(263)
Share-based compensation expense	1,122	—	76	—	1,198
Non-routine costs	777	140	—	—	917
Forgiveness of PPP loan and accrued interest	(2,327)	—	—	—	(2,327)
Other non-recurring charges	16	—	—	—	16
Adjusted EBITDA	$(1,425)	$1,154	$(188)	$—	$(459)
Adjusted EBITDA margin (1)	(24)%	23%			(4)%

Adjusted EBITDA per Diluted Share Reconciliation
Loss from continuing operations per common share — diluted	$(0.06)				$(0.07)
Net loss per common share — diluted	$(0.05)				$(0.06)
Adjusted EBITDA per adjusted diluted share (2)	$(0.04)				$(0.01)

Diluted weighted average shares (3)	39,393,333				44,438,276
Includable incremental shares — adjusted EBITDA (4)	567,665				673,140
Adjusted diluted shares	39,960,998				45,111,416

(1)	Adjusted EBITDA as a percentage of GAAP net revenue.

(2)	Adjusted EBITDA per adjusted diluted share for our common stock is computed using the treasury stock method.

(3)	Diluted EPS for our common stock was computed using the treasury stock method.

(4)	The number of incremental shares that would be dilutive under an assumption that the Company is profitable during the reported period, which is only applicable for a period in which the Company reports a GAAP net loss. If a GAAP profit is earned in the reported periods, no additional incremental shares are assumed.

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Reconciliation of pro forma net (loss) income for the year ended

January 31, 2021 to pro forma EBITDA and pro forma Adjusted EBITDA

In thousands, except per share data	Streamline Historical	Avelead Historical	Acquisition Pro Forma Adjustments	Post-Acquisition Pro-Forma Adjustments	Streamline Combined Pro-Forma
Adjusted EBITDA Reconciliation
(Loss) income from continuing operations	$(4,799)	$2,957	$(3,835)	$(593)	$(6,270)
Interest expense	51	—	—	593	644
Income tax benefit	(1,260)	—	—	—	(1,260)
Depreciation	64	6	—	—	70
Amortization of capitalized software development costs	1,662	219	490	—	2,371
Amortization of intangible assets	491	—	1,092	—	1,583
Amortization of other costs	359	—	—	—	359
EBITDA	$(3,432)	$3,182	$(2,253)	$—	$(2,503)
Share-based compensation expense	1,403	—	153	—	1,556
Non-cash valuation adjustments	31	—	—	—	31
Loss on exit of operating lease	105	—	—	—	105
Forgiveness of PPP loan and accrued interest	—	(712)	—	—	(712)
Other non-recurring charges	—	—	1,489	—	1,489
Adjusted EBITDA	$(1,893)	$2,470	$(611)	$—	$(34)
Adjusted EBITDA margin (1)	(17)%	32%			—%

Adjusted EBITDA per Diluted Share Reconciliation
Loss from continuing operations per common share — diluted	$(0.16)				$(0.18)
Net income/(loss) per common share — diluted	$0.01				$(0.04)
Adjusted EBITDA per adjusted diluted share (2)	$(0.06)				$—

Diluted weighted average shares (3)	30,152,383				35,160,405
Includable incremental shares — adjusted EBITDA (4)	488,359				502,764
Adjusted diluted shares	30,640,742				35,663,169

(1)	Adjusted EBITDA as a percentage of GAAP net revenue.

(2)	Adjusted EBITDA per adjusted diluted share for our common stock is computed using the treasury stock method.

(3)	Diluted EPS for our common stock was computed using the treasury stock method.

(4)	The number of incremental shares that would be dilutive under an assumption that the Company is profitable during the reported period, which is only applicable for a period in which the Company reports a GAAP net loss. If a GAAP profit is earned in the reported periods, no additional incremental shares are assumed.

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